EXHIBIT 99.1

Capstone Green Energy Names John J. Juric as Chief Financial Officer

LOS ANGELES, CA / BUSINESS WIRE / March 3, 2023 / Capstone Green Energy Corporation (NASDAQ: CGRN), a global leader in carbon reduction and on-site resilient green energy solutions, has appointed John J. Juric as Chief Financial Officer (CFO), effective March 6, 2023. Juric brings a wealth of experience in finance and business management to the position, having worked in senior leadership roles in multiple industries.

“Please join us in welcoming John to our team as Capstone Green Energy’s new Chief Financial Officer,” said Darren Jamison, Capstone Green Energy’s President and CEO. “With his extensive experience in financial strategy, reporting, and business management, we are confident that he will be instrumental in driving Capstone’s continued growth and success.”

As the new CFO, John will be responsible for overseeing the company’s financial operations, including financial reporting, budgeting, forecasting, and treasury management. He will work closely with the CEO, executive team, and Board of Directors to develop and execute financial strategies that align with the company’s vision and objectives.

“I am excited to join the team at Capstone Green Energy and contribute to the company’s continued success,” said John Juric, the new CFO of Capstone Green Energy. “I look forward to leveraging my experience and working collaboratively with the team to drive growth and profitability for the company and its shareholders.”

“We are delighted to welcome John as our new Chief Financial Officer at Capstone Green Energy. With his impressive track record in finance and business management, we are confident he will significantly contribute to the company’s management,” said Robert Flexon, Board of Directors Chairman, Capstone Green Energy. “We look forward to working with John to leverage his expertise and develop and execute our financial strategies to drive sustainable long-term value for our shareholders.”

John has more than 25 years of experience in finance and business management. Before joining Capstone, he held several senior finance positions in prominent industries including USALCO, LLC; Fiberweb, PLC, CIBA Specialty Chemicals and Arco Chemical Company. John holds a Master of Business Administration degree and a Bachelor of Science in Accounting degree from West Chester University and is a Certified Public Accountant.

About Capstone Green Energy

Capstone Green Energy (NASDAQ: CGRN) is a leading provider of customized microgrid solutions and on-site energy technology systems focused on helping customers around the globe meet their environmental, energy savings, and resiliency goals. Capstone Green Energy focuses on four key business lines. Through its Energy as a Service (EaaS) business, it offers rental solutions utilizing its microturbine energy systems and battery storage systems, comprehensive Factory Protection Plan (FPP) service contracts that guarantee life-cycle costs, as well as aftermarket parts. Energy Generation Technologies (EGT) are driven by the Company's industry-leading, highly efficient, low-

emission, resilient microturbine energy systems offering scalable solutions in addition to a broad range of customer-tailored solutions, including hybrid energy systems and larger frame industrial turbines. The Energy Storage Solutions (ESS) business line designs and installs microgrid storage systems creating customized solutions using a combination of battery technologies and monitoring software. Through Hydrogen & Sustainable Products (H2S), Capstone Green Energy offers customers a variety of hydrogen products, including the Company's microturbine energy systems.

To date, Capstone has shipped over 10,000 units to 83 countries and estimates that in FY22, it saved customers over $213 million in annual energy costs and approximately 388,000 tons of carbon. Over the last four years, total savings are estimated to be approximately $911 million in energy savings and approximately 1,503,100 tons of carbon savings.

For customers with limited capital or short-term needs, Capstone offers rental systems; for more information, contact: rentals@CGRNenergy.com.

For more information about the Company, please visit www.CapstoneGreenEnergy.com. Follow Capstone Green Energy on Twitter, LinkedIn, Instagram, Facebook, and YouTube.

Cautionary Note Regarding Forward-Looking Statements

This release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, including statements regarding growth and profitability expectations and other statements regarding the Company's expectations, beliefs, plans, intentions, and strategies. The Company has tried to identify these forward-looking statements by using words such as "expect," "anticipate," "believe," "could," "should," "estimate," "intend," "may," "will," "plan," "goal" and similar terms and phrases, but such words, terms and phrases are not the exclusive means of identifying such statements. Actual results, performance and achievements could differ materially from those expressed in, or implied by, these forward-looking statements due to a variety of risks, uncertainties and other factors, including, but not limited to, the following: the integration of the new chief financial officer into our management team and his success in developing and executing financial strategies; the ongoing effects of the COVID-19 pandemic; the availability of credit and compliance with the agreements governing the Company's indebtedness; the Company's ability to develop new products and enhance existing products; product quality issues, including the adequacy of reserves therefor and warranty cost exposure; intense competition; financial performance of the oil and natural gas industry and other general business, industry and economic conditions; the Company's ability to adequately protect its intellectual property rights; and departures and other changes in management and other key employees. For a detailed discussion of factors that could affect the Company's future operating results, please see the Company's filings with the Securities and Exchange Commission, including the disclosures under "Risk Factors" in those filings. Except as expressly required by the federal securities laws, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, changed circumstances or future events, or for any other reason.

CONTACT:
Capstone Green Energy
Investor and investment media inquiries:
818-407-3628
ir@CGRNenergy.com

SOURCE: Capstone Green Energy Corporation